                                                               EXHIBIT 21.2

                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of July 31, 1999
                    for Distribution Date of August 20, 1999


      COLLECTIONS
                                                                                                                 DOLLARS
      Payments received                                                                                          114,229,033.22
              Plus:
                    Servicer Advances                                                            1,138,067.04
                    Reimbursement of holds                                                         839,675.57
                                                                                              ---------------
                                                                                                                   1,977,742.61

              Less:
                    Reimbursement Advances                                                      (1,001,353.26)
                    Funds deposited in Holds Account                                              (860,457.17)
                                                                                              ---------------

                                                                                                                  (1,861,810.43)
                                                                                                                ---------------

      Total Funds Available for Distribution                                                                     114,344,965.40
                                                                                                                ===============


      DISTRIBUTIONS

            Servicing Fee                                                                        2,750,645.00
            Trustee and Other Fees                                                                 363,501.03
            Other Miscellaneous Payments                                                           472,709.99
                                                                                              ---------------
                                                                                                                   3,586,856.02
            Note Interest Distributable Amount - Class A-1                  1,265,265.30
            Note Interest Distributable Amount - Class A-2                  3,027,566.67
            Note Interest Distributable Amount - Class A-3                  4,786,875.00
            Note Interest Distributable Amount - Class A-4                  1,923,750.00


                                                                         ---------------
                Total Note Interest Distributable Amount                   11,003,456.97

            Certificate Interest Distributable Amount                       1,636,250.00
                                                                         ---------------

      Total Interest Distribution                                                               12,639,706.97



            Note Principal Distributable Amount - Class A-1                86,722,685.82
            Note Principal Distributable Amount - Class A-2 thru A-5                0.00

            Certificate Principal Distributable Amount                              0.00
                                                                         ---------------

      Total Principal Distribution                                                              86,722,685.82
                                                                                              ---------------

      Total Principal and Interest Distribution                                                                   99,362,392.79

            Spread Account Deposit                                                                                11,395,716.59


      Total Distributions                                                                                        114,344,965.40
                                                                                                                 ==============

\
                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of July 31, 1999
                    for Distribution Date of August 20, 1999


      PORTFOLIO DATA:
                                                                    # of loans
            Beginning Security Balance                                        74,511                             908,862,582.45

                Less: Scheduled Principal Balance                                  0        (40,669,651.44)
                    Full Prepayments                                          (4,676)       (36,378,709.31)
                    Partial Prepayments                                            0                  0.00
                    Liquidations                                                (823)        (9,674,325.07)
                                                                                          ----------------
                                                                                                                 (86,722,685.82)
                                                                                                               ----------------
            Ending Security Balance                                           69,012                             822,139,896.63

      OTHER RELATED INFORMATION:

      Spread Account:

            Beginning Balance                                                                45,608,732.43
                  Deposits                                                                   11,395,716.59
                  Reductions                                                                          0.00
                                                                                           ---------------
            Ending Balance                                                                                        57,004,449.02

            Beginning Initial Deposit Repayment                                              40,000,000.00
                  Repayments                                                                          0.00
                                                                                           ---------------
            Ending Initial Deposit Repayment                                                                      40,000,000.00

      Modified Accounts:
            Principal Balance                                                                         0.00%                0.00
            Scheduled Balance                                                                         0.00%                0.00

      Servicer Advances
            Beginning Unreimbursed Advances:                                                  1,019,273.52
            New Advances                                                                      1,138,067.04
            Advances Reimbursed                                                              (1,001,353.26)
                                                                                           ---------------
            Ending Unreimbursed Advances:                                                                          1,155,987.30

      Holding Account:
            Beginning Balance                                                                   858,177.21
            Funds Deposited                                                                     860,457.17
            Withdrawal to Collection Account                                                   (839,675.57)
                                                                                           ----------------
            Ending Balance                                                                                           878,958.81

      Net Charge-Off Data:                                          # of loans
            Charge-Offs                                                          914          5,805,384.37
            Recoveries                                                          (476)        (1,201,655.01)
                                                                                           ---------------
            Net Charge-Offs                                                      438                               4,603,729.36

      Delinquencies (P&I):                                          # of loans
            30-59 Days                                                         1,070         11,279,044.42
            60-89 Days                                                           320          3,333,651.31
            90-119 Days                                                          125          1,376,021.74
            120 days and over                                                      5             61,155.61




      Repossessions                                                               60            442,793.52

      Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
       of the Sale and Servicing Agreement)                                        0                                       0.00

      Charge-Off Percentage                                                                                                2.57%
      Delinquency Percentage                                                                                               0.56%

      WAC                                                                                                               14.4293%
      WAM                                                                                                                53.343

                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of July 31, 1999
                    for Distribution Date of August 20, 1999


===================================================================================================================================
                Original        Beginning                     Prior      Current                      Remaining         TOTAL
               Principal       Outstanding                  Principal    Principal                   Outstanding      PRINCIPAL
                 Balance        Principal      Principal    Carryover    Carryover      Principal     Principal      AND INTEREST
 Classes                         Balance     Distributable  Shortfall    Shortfall   Distribution      Balance       DISTRIBUTION
===================================================================================================================================
  A-1        190,000,000.00    98,862,582.45  86,722,685.82    0.00         0.00    86,722,685.82    12,139,896.63   87,987,951.12

  A-2        220,000,000.00   220,000,000.00           0.00    0.00         0.00             0.00   220,000,000.00    3,027,566.67

  A-3        345,000,000.00   345,000,000.00           0.00    0.00         0.00             0.00   345,000,000.00    4,786,875.00

  A-4        135,000,000.00   135,000,000.00           0.00    0.00         0.00             0.00   135,000,000.00    1,923,750.00

Certificate  110,000,000.00   110,000,000.00           0.00    0.00         0.00             0.00   110,000,000.00    1,636,250.00


===================================================================================================================================

 TOTAL     1,000,000,000.00   908,862,582.45  86,722,685.82    0.00         0.00    86,722,685.82   822,139,896.63   99,362,392.79

===================================================================================================================================



===================================================================================================================================
                                                  Prior       Current
                                                Interest      Interest                        Deficiency             Policy
  Note            Interest     Calculated       Carryover     Carryover      Interest           Claim                 Claim
Classes             Rate        Interest        Shortfall     Shortfall    Distribution         Amount                Amount
===================================================================================================================================

  A-1              5.008%      1,265,265.30       0.00          0.00      1,265,265.30          0.00                       0.00

  A-2              5.385%      3,027,566.67       0.00          0.00      3,027,566.67          0.00                       0.00

  A-3              5.550%      4,786,875.00       0.00          0.00      4,786,875.00          0.00                       0.00

  A-4              5.700%      1,923,750.00       0.00          0.00      1,923,750.00          0.00                       0.00

Certificate        5.950%      1,636,250.00       0.00          0.00      1,636,250.00

                                                                                         ==========================================
                                                                                                0.00                       0.00
                                                                                         ==========================================

                                                                                         Note Percentage             100.000000%

                                                                                         Certificate Percentage        0.000000%
======================================================================================
  TOTAL                       12,639,706.97       0.00          0.00     12,639,706.97
======================================================================================   ==========================================